                                                                    EXHIBIT 10.9

                         ALTERRA HEALTHCARE CORPORATION
                             10000 INNOVATION DRIVE
                           MILWAUKEE, WISCONSIN 53226

                 WAIVER AND AMENDMENT NO.3 TO CREDIT AGREEMENT


                                                                  March 28, 2000



Firstar Bank, National Association
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

         Alterra Healthcare Corporation, a Delaware corporation (the "Borrower"), hereby agrees with you as follows:

         1. Definitions. Reference is made to that certain Revolving Credit Agreement dated as of August 19, 1997, as amended by the Amendment thereto dated February 27, 1999 and the Second Amendment thereto dated September 9, 1999 (the "Credit Agreement") between the Borrower and you (the "Bank"), pursuant to which the Borrower has issued its Revolving Credit Note dated August 19, 1997, as amended (the "Original Note"). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement as amended hereby.

         2. Background. The Borrower has requested that the Maturity Date of the Revolving Credit Facility be extended to April 30, 2000 and that certain financial covenants in the Credit Agreement be waived and amended as set forth below. The Bank has agreed to such amendments and waivers subject to all of the terms and conditions of this Agreement. Any additional loans made pursuant to the Credit Agreement as amended hereby, together with the unpaid balance of the Original Note, shall be evidenced by a new promissory note of the Borrower in the form of Exhibit A annexed hereto (the "New Note") to be dated as of the date hereof in the principal amount of $15,000,000 which shall be executed by the Borrower and delivered to the Bank against the return of the Original Note to the Borrower. Accrued interest on the Original Note outstanding on the date of issuance of the New Note shall be included in interest due on the New Note on the first interest payment date specified therein or in the Credit Agreement.

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         3. Amendments to Credit Agreement. Subject to all of the terms and conditions hereof, upon execution and delivery of this Agreement, the Credit Agreement shall be amended, effective as of December 31, 1999, as follows:

                  (a) All references to the Credit Agreement in the Credit Agreement, the Note and all other documents related thereto shall refer to the Credit Agreement as amended hereby.

                  (b) All references in the Credit Agreement to the Note issued thereunder and the loans evidenced thereby shall refer to the New Note issued hereunder and the loans evidenced thereby (including the unpaid balance of the Original Note).

                  (c) The date of March 31, 2000 set forth in Section 1.1 of the Credit Agreement (the "Maturity Date") is hereby amended to April 30, 2000.

                  (d) Clause (iii) of Section 2.2 of the Credit Agreement is amended to read as follows: "(iii) do not require the approval of any governmental agency, other entity or person;"

                  (e) Clause (iii) of Section 2.3 of the Credit Agreement is hereby amended to read as follows:

               (iii) not liquidate, dissolve, merge or consolidate with or into another entity if, as a result of such merger or consolidation, the stockholders of the Borrower immediately prior to such merger or consolidation do not own in excess of fifty percent (50%) of the outstanding voting stock of the surviving corporation, or its parent company, immediately following such merger or consolidation.

                  (f) The second sentence of Section 2.4 of the Credit Agreement is hereby amended to read as follows:

               The Borrower will not, without the prior written consent of the Bank, redeem, purchase or retire any of its capital stock (other than the redemption of stock issued in connection with the proposed equity transaction referred to in Section 4.1(i) below) or pay dividends or make other payments or distributions of a similar nature (other than pay-in-kind dividends payable in connection with the proposed equity transaction referred to in
               Section 4.1(i) below).

                  (g) Section 2.12 of the Credit Agreement is amended such that the Borrower shall be required to deliver quarterly financial statements within 60 days after

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         the end of each of the first three fiscal quarters in each fiscal year, and within 120 days after the end of the fourth fiscal quarter in each fiscal year.

                  (h) Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               2.14 FINANCIAL STATUS. The Borrower will maintain at all times:

               (i) on a consolidated basis with all subsidiaries, at all times during the term of this Agreement measured quarterly beginning with the quarter ending December 31, 1999, a minimum Tangible Net Worth of not less than the sum of $80,000,000 plus fifty percent (50%) of the Borrower's net income (if positive) for each subsequent quarter (beginning with the quarter ending March 31, 2000) plus seventy-five percent (75%) of the net proceeds to the Borrower of any equity capital (or equity equivalent) securities offering received during such quarter.

               (ii) at the end of each fiscal quarter set forth in the table below, a ratio of EBITDAR to the sum of Interest plus Rent for the fiscal quarter then ended of not less than the ratio set forth opposite such fiscal quarter in the table below:

               QUARTER ENDING                                   RATIO
               --------------                                   -----
               March 31, 2000                                   0.65:1
               June 30, 2000                                    0.80:1
               September 30, 2000                               0.90:1


               (iii) at the end of each fiscal quarter set forth in the table below, a ratio of EBITDAR to the sum of Interest plus Rent for the four fiscal quarters then ended of not less than the ratio set forth opposite such fiscal quarter in the table below:

               QUARTER ENDING                                   RATIO
               --------------                                   -----
               December 31, 2000                                0.95:1
               March 31, 2001                                   1.0:1
               June 30, 2001                                    1.05:1
               September 30, 2001                               1.15:1
               December 31, 2001                                1.25:1
               Thereafter                                       1.25:1

               The terms used in this Section 2.14 will have the meanings set forth in a supplement entitled "Financial Definitions", a copy of which the Borrower hereby acknowledges having received

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               with this Agreement and which is incorporated herein by
               reference.

                  (i) Section 4.1(g) of the Credit Agreement is hereby amended by adding the following at the end of clause (i) thereof:

                 as compared to the business, properties, financial condition or affairs of the Borrower as reflected in the financial projections prepared by management of Borrower consisting of, among other things, a projected balance sheet, income statement and cash flow statement for its fiscal years ended December 31, 1999 through December 31, 2003 delivered to the Bank on or about February 2, 2000.

                  (j) Section 4.1 of the Credit Agreement is hereby amended by adding two additional subparagraphs (h) and (i) thereto, reading in their entirety as follows:

               (h) CROSS DEFAULT TO BANK UNITED CREDIT FACILITY. An "Event of Default" shall occur under the Amended and Restated Financing and Security Agreement dated February 12, 1999, as amended and in effect from time to time, between ALS Holdings, Inc. et al (as Borrower) and Bank United (as Agent).

               (i) EQUITY TRANSACTION. The Borrower shall fail to complete an equity transaction (which may consist of the issuance and sale of additional equity securities or the conversion of outstanding indebtedness) resulting in additional cash equity to the Borrower in the amount of at least $100,000,000, all on such terms and conditions as shall be reasonably satisfactory to the Bank, by not later than June 30, 2000.

                  (k) Section 4.5 of the Credit Agreement is hereby deleted in its entirety.

                  (l) The Financial Definitions Supplement to the Credit Agreement is hereby amended by deleting the definitions of "Debt Service Coverage Ratio" and "Eligible Account" and by inserting therein the following new definitions:

               2. The term "EBITDAR" shall mean earnings before interest, taxes, depreciation, amortization, and Rent, plus the dollar amount of the Borrower's minority interest in losses of unconsolidated subsidiaries.

               3. The term "Interest" shall mean the sum of all interest expense (as defined by GAAP), net of interest income.

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               4. The term "Rent" shall mean lease expense as defined pursuant to GAAP.

               5. The term "Tangible Net Worth" shall mean, at any time, the sum of shareholders' equity as defined by GAAP less the total of (a) all assets which would be classified as intangible assets under GAAP, including goodwill (other than goodwill resulting from the purchase of joint venture interests currently held by joint venture partners), trademarks, trademark applications, trade names, service marks, patent applications and licenses, and deferred charges, (b) pre-opening costs, organizational costs and deferred financing costs, and (c) advances or loans made to or receivables from any consolidated affiliates of which the Borrower owns less than fifty percent (50%) or any stockholder of the Borrower or any affiliate.

                  (m) Section 2(a) of Appendix 1 to the Credit Agreement is hereby amended to read as follows:

                 Promptly upon transmission thereof or other filing with the SEC, copies of all annual, quarterly or current reports that the Company files with the SEC. In addition, the Company shall cause Live Edgar(TM) or another third-party service bureau regularly offering such "watch" services to promptly notify via e-mail a representative designated by the Bank of all registration statements filed by the Company with the SEC.

         4. Waiver. The Borrower was not in compliance with the "Minimum Net Profit" requirement of Section 2.14 of the Credit Agreement for the quarter ended December 31, 1999. The Bank hereby waives such covenant violation for the quarter ended December 31, 1999. The Bank also waives any default existing 7pursuant to the cross-default provision in Section 4.1(d) and the material adverse change clause in Section 4.1(g), in each case as of December 31, 1999.

         5. Conditions. Notwithstanding any other provision of this Agreement, this Agreement shall not become effective unless and until it has been signed by all parties to the Credit Agreement.

         6. Representations and Warranties. Except for the representation in
Section 2.12 that there has been no material adverse change in the Borrower's financial condition since the last financial statements delivered to you, the Borrower hereby repeats and reaffirms the representations and warranties set forth in Article II of the Credit Agreement. The Borrower also represents and warrants that the execution, delivery and performance of this Agreement

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and the other documents required hereby are within the corporate powers of the
Borrower, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower; (ii) violate any provision of the articles of incorporation or by-laws of the Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any subsidiary; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iv) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Borrower or any subsidiary pursuant to, any indenture or other agreement or instrument under which the Borrower or any subsidiary is a party or by which it or its properties may be bound or affected. This Agreement constitutes, and each of the documents required herein when executed and delivered hereunder will constitute, legal, valid and binding obligations of the Borrower or other signatory enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

         7. Confirmation of Agreements. Except as expressly provided above, the Credit Agreement shall remain in full force and effect. This Agreement does not constitute a waiver or Agreement of any term, condition or covenant in the Credit Agreement other than as specifically set forth above. Nothing contained in this Agreement or in any other document, or any course of dealing with the Borrower, shall be construed to imply that there is any agreement by the Bank to provide any waiver or agree to any Agreement in the future. This Agreement shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Bank of the Borrower or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of the Borrower, or any mortgage, security interest, lien or other collateral or security for any of such debts, obligations or liabilities of the Borrower or such debtors, guarantors or other persons or entities, or waive any default except as expressly provided herein, and the Bank expressly reserves all of its rights and remedies with respect to the Borrower and all such debtors, guarantors or other persons or entities, and all such mortgages, security interests, liens and other collateral and security. This is an amendment and not a novation. The Borrower acknowledges and agrees that the obligations under the Credit Agreement and Note exist and are owing with no offset, defense or counterclaim assertible by the Borrower and that the Credit Agreement and the Note are valid, binding and fully enforceable according to their respective terms.

         8. Miscellaneous. The Borrower shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Bank in connection with the preparation, execution, delivery, administration and enforcement of this Agreement including all costs of collection, and including without limitation the reasonable fees and disbursements of counsel for the Bank, whether or not any transaction contemplated by this Agreement is consummated. The provisions of this Agreement shall inure to the benefit of any holder of the Note, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Agreement and the making of the loans under the Credit Agreement, as so amended. This

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Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Agreement.




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         If the foregoing is satisfactory to you, please sign the form of acceptance below and return a signed counterpart hereof to the Borrower.

                                      Very truly yours,

                                      ALTERRA HEALTHCARE CORPORATION

(Corporate Seal)

                                      By:   /s/ Mark W. Ohlendorf
                                            ------------------------------------
                                            Title:  Senior Vice President



                  Agreed to as of the date first above written.

                                      FIRSTAR BANK, NATIONAL ASSOCIATION




                                      By:  /s/ Dale L. Welke
                                           -------------------------------------

                                             Title:   Vice President


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


                                                                       EXHIBIT A

                                      NOTE




$15,000,000                                                       March 28, 2000



         FOR VALUE RECEIVED, Alterra Healthcare Corporation, a Delaware corporation ("Borrower"), promises to pay to the order of Firstar Bank, National Association ("Bank"), without setoff or counterclaim, the principal sum of Fifteen Million Dollars ($15,000,000) at the Main Office of the Bank in Milwaukee, Wisconsin, on the Maturity Date (as defined in the Credit Agreement referred to below).

         The unpaid principal balance of this Note shall bear interest at the Prime Rate announced by the Bank and in effect from time to time (with the rate changing as and when such Prime Rate changes).

         Interest is payable monthly in arrears on the last day of each month, beginning with the first such day occurring after the date hereof, and all accrued and unpaid interest shall be due and payable on the Maturity Date.

         Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by
360. Principal and interest not paid when due shall bear interest from and after the due date until paid at a rate of two percent (2%) per annum plus the rate otherwise payable hereunder. All amounts payable under this Note and the Credit Agreement shall be payable in lawful money of the United States of America.

         Without affecting the liability of the Borrower or any indorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

         The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses, and waives presentment, protest, demand, and notice of dishonor.

         This Note shall be governed by the internal laws of the State of Wisconsin, except to the extent superseded by federal law.

         This Note constitutes the Note issued under a Revolving Credit Agreement dated as of August 19, 1997, as amended from time to time (the "Credit Agreement"), between the

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undersigned and Firstar Bank, National Association, to which Credit Agreement reference is hereby made for a statement of the terms and conditions on which loans evidenced hereby were or may be made, and for a description of the conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated. This Note is entitled to the benefits of the Credit Agreement and all collateral documents related thereto.


                                    ALTERRA HEALTHCARE CORPORATION







                                    By:
                                       -----------------------------------------
                                        Title:


(CORPORATE SEAL)



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